CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ADMINISTRATIVE SERVICES AGREEMENT

This Agreement dated as of the 1st day of January, 2006 is made by and among Nationwide Financial Services, Inc., on behalf of its affiliates and subsidiaries listed on Exhibit A (collectively “Nationwide”), the Nationwide separate accounts and the current and any future Nationwide separate accounts as applicable (“Variable Accounts”), and Neuberger Berman Management Inc. (“NBMI”), which serves as administrator to the mutual funds (the “Funds”) listed on Exhibit B. In addition, Neuberger Berman Equity Funds is added as a party solely with respect to Exhibit B.

WHEREAS, Nationwide provides administrative and/or recordkeeping services listed on Exhibit C to various retirements plans which meet the definition of retirement plans under Sections 401, 403 and 457 of the Internal Revenue Code (the “Code”) (collectively, “Plans”); and

WHEREAS, Nationwide also provides administrative and/or recordkeeping services listed on Exhibit C and other services (the “Services”) for variable annuity contracts (collectively “Contracts”) offered through its Variable Accounts, and in all other respects provides operational support in connection with the offering and maintenance of the Contracts; and

WHEREAS, Nationwide and NBMI may mutually desire the inclusion of the Funds as investment options in trust and/or custodial accounts offered to the Plans; and

WHEREAS, Nationwide and NBMI may mutually desire the inclusion of the Funds as investment options within the Contracts; and

WHEREAS, the Plans and/or the Contracts allow for the allocation of net amounts received by Nationwide to the Funds for investment in shares of the Funds, as well as withdrawals from the Funds; and

WHEREAS, selection of investment options is made by the participants in various types of Plans and/or Contracts and such participants may reallocate their investments among the investment options in accordance with the terms of the Plans and/or the Contracts as long as the investment allocations are in compliance with the Fund’s frequent trading policies; and

WHEREAS, NBMI desires to appoint Nationwide to provide the Services to the Funds on behalf of NBMI with respect to the beneficial owners of Fund shares, and Nationwide is willing and able to furnish such Services on the terms and conditions hereinafter set forth;

NOW, THEREFORE, Nationwide and NBMI, in consideration of the undertakings described herein, agree that the Funds will be available (I) as investment options offered within the Plans, and (2) as investment options in the Contracts offered by Nationwide to the Plans, subject to the following:

REPRESENTATIONS

REPRESENTATIONS BY NATIONWIDE

Nationwide Financial Services, Inc. represents that it is a holding company duly organized and in good standing under applicable state law. Nationwide represents that its subsidiaries have been duly organized and are in good standing under applicable state law and with applicable regulatory bodies.

Nationwide represents that its life insurance company subsidiaries have validly established the Variable Accounts under applicable state law. Nationwide represents that the Variable Accounts are exempt from registration under the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to Section 3(c)(11) and the Contracts are exempt from registration pursuant to Section 3(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

Nationwide represents that it will seek to have the Contracts approved by state insurance authorities in jurisdictions where those Contracts will be offered.

Nationwide represents that the Contracts are designed to be treated as annuity contracts under the appropriate provisions of the Code. Nationwide shall make every effort to maintain such treatment, and will promptly notify NBMI upon having a reasonable basis for believing that such Contracts have ceased to be so treated or that they might not be so treated in the future.

Nationwide represents that it will conduct its activities hereunder in material conformity with all applicable federal and state laws or regulations.

REPRESENTATIONS BY NBMI

If the Funds are not a party to this Agreement, then NBMI makes the following representations on behalf of the Funds.

NBMI represents that the Funds are duly organized and validly existing under applicable state law. NBMI represents that the Funds’ shares are duly authorized for issuance in accordance with applicable law, that the Funds are registered as open-end management investment companies under the 1940 Act, and that the Funds will maintain their registration as investment companies under the 1940 Act.

NBMI shall take all such actions as are necessary to permit the sale of the Funds’ shares to the Variable Accounts or to the Plans, including registering the shares sold under the terms of this Agreement, as required, under the 1933 Act. NBMI will amend the registration statement for the Funds’ shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the Funds’ shares. NBMI will register and qualify the Funds’ shares for sale in all states where applicable and will promptly notify Nationwide if any shares are not qualified in a particular state.

NBMI represents that each Fund is currently qualified as a regulated investment company under Subchapter M of the Code, and that it shall make every effort to maintain such qualification. NBMI shall promptly notify Nationwide upon having a reasonable basis for believing that a Fund has ceased to so qualify, or that it may not qualify as such in the future.

NBMI represents that it (i) is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and will remain duly registered under all applicable federal and state securities laws, (ii) is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”), (iii) it serves as principal underwriter/distributor of the Funds, and (iv) it will perform its obligations for the Fund in accordance with any applicable state and federal securities laws.

NBMI represents that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws, and that it will perform its obligations for the Fund in accordance with any applicable state and federal securities laws.

TRADING

Subject to the terms and conditions of this Agreement, Nationwide shall be appointed to, and agrees to act, as a limited agent of NBMI for the sole purpose of receiving instructions from duly authorized parties for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund’s most recent prospectus and Statement of Additional Information. Except as particularly stated in this paragraph, Nationwide shall have no authority to act on behalf of NBMI or to incur any cost or liability on its behalf. Both parties agree to follow any written guidelines or standards relating to the sale or distribution of the shares as may be provided in the provisions outlined in Exhibit D, as well as to follow any applicable federal and/or state securities laws, rules or regulations.

With respect to the purchase and sale of Fund shares, Nationwide hereby represents and acknowledges to NBMI that Nationwide:

1.	Has complied, and continues to comply, with all relevant laws and regulations applicable to mutual fund orders;

2.	Will comply with the Funds’ prospectus disclosure pertaining to the pricing of purchase and redemption orders of the Funds;

3.

Will transmit for processing as of a given day only those orders for the purchase or redemption of Fund shares that Nationwide (or its designated transfer agent) received prior to the close of trading on the New York Stock Exchange (usually 4 p.m. Eastern Time) on that day;

4.	Has and complies with appropriate policies, procedures and practices to ensure continued compliance with the foregoing;

5.	Has no agreements or arrangements with any parties to foster or permit “late trading” or “market timing;” and

6.	Has received reasonable assurances from any third party transfer agent that processes orders through Nationwide that the third party transfer agent is adhering to the foregoing standards.

VOTING

Funds Offered in Contracts

For so long as and to the extent that pass-through voting privileges exist for variable contract owners, Nationwide shall distribute all proxy material furnished by NBMI (provided that such material is received by Nationwide or its designated agent at least 10 Business Days prior to the date scheduled for mailing to the Plan’s selected fiduciary or authorized representative) and shall vote Fund shares in accordance with instructions received from the Plan’s selected fiduciary or authorized representative on behalf of participants who have interests in such Fund shares. Nationwide shall vote the Fund shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from the Plan’s selected fiduciary or authorized representative, provided that such proportional voting is not prohibited by the Plan’s trust or plan document, if applicable. Nationwide and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Fund shares.

Funds Offered in Plans

Nationwide shall distribute all proxy material furnished by NBMI for shares of Funds held in a trust or custodial account on behalf of a Plan to the Plan’s selected fiduciary or authorized representative for voting instructions (provided that such material is received by Nationwide or its designated agent at least 10 Business Days prior to the date scheduled for mailing to the Plan’s representative). The Plan’s selected fiduciary or authorized representative shall instruct Nationwide to vote, on behalf of the Plan and its participants who have interests in such Fund Shares and in accordance with the instructions provided by the Plan, all proxies that are returned by the Plan’s selected fiduciary or authorized representative and to abstain from voting proxies that are not returned by the Plan’s selected fiduciary or authorized representative. Nationwide and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Fund shares.

DOCUMENTS AND OTHER MATERIALS

DOCUMENTS PROVIDED BY NATIONWIDE

If Nationwide collects and retains information on the participant level, then Nationwide agrees to provide NBMI„ upon written request, any reports indicating the number of Plan participants having interests in Fund shares offered in Contracts and/or held in trust or custodial accounts on behalf of Plans, and such other information (including books and records) that NBMI may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

DOCUMENTS PROVIDED BY NBMI

Within five (5) Business Days after the end of each calendar month, NBMI shall provide Nationwide, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

NBMI shall promptly provide Nationwide with a reasonable quantity (in light of the number of existing Plans or Plan participants) of the Funds’ prospectuses, Statements of Additional Information and any supplements thereto.

EXPENSES

All expenses incident to the performance by Nationwide under this Agreement shall be paid by Nationwide. Likewise, all expenses incident to the performance by NBMI under this Agreement shall be paid by NBMI.

Nationwide is responsible for the expenses and the costs of having the Contracts approved by state insurance authorities in the applicable jurisdictions.

NBMI is responsible for the expenses of the cost of registration of the Funds’ shares, the preparation of the Funds’ prospectuses, statements of additional information, proxy materials, reports and the preparation of other related statements and notices required by law (“Fund Materials”) for distribution in reasonable quantities except as otherwise mutually agreed upon by the parties to the Agreement.

Nationwide is responsible for distributing Fund prospectuses to its existing Plans or such Plans’ authorized representatives. NBMI will pay the lesser of:

(a)	The cost to print individual fund prospectuses; or

(b)	NBMI’s portion of the total printing costs if Nationwide does not use individual prospectuses, but reprints fund prospectuses in another format.

(c)

NBMI’s portion of the total reproduction costs if Nationwide does not use individual printed prospectuses, but reproduces the prospectuses in another allowable and appropriate medium (i.e. CD Rom or computer diskette) which is mutually agreed upon by both Nationwide and NBMI and subject to reasonable costs.

SALES LITERATURE

Nationwide and its agents shall make no representations about NBMI except those contained in publicly available documents or other documents produced by NBMI (or an entity on its behalf). Nationwide agrees to allow a reasonable period of time for NBMI to review sales literature that discusses the Funds. Upon reasonable request, Nationwide agrees to furnish draft copies to NBMI and to allow a reasonable period of time for the review of such material prior to use and prior to the submission of such material to any applicable regulatory entity. NBMI must either provide comments within a reasonable period of time or affirmatively decline to provide comments. Failure to provide comments or affirmatively decline to provide comments within a reasonable period of time shall constitute acceptance of such sales literature.

NBMI and its agents shall make no representations about Nationwide except those contained in publicly available documents or other documents produced by Nationwide (or an entity on its behalf). NBMI agrees to allow a reasonable period of time for Nationwide to review sales literature relating to the Funds, which discusses the Contracts or the Plans. Upon reasonable request, NBMI agrees to furnish draft copies to Nationwide and allow a reasonable period of time for the review of such material prior to use and prior to the submission of such material to any applicable regulatory entity. Nationwide must either provide comments within a reasonable period of time or affirmatively decline to provide comments. Failure to provide comments or affirmatively decline to provide comments within a reasonable period of time shall constitute acceptance of such sales literature.

PRIVACY AND CONFIDENTIALITY INFORMATION

For purposes of this Section, “Customer Information” means non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder. Each party agrees not to use, disclose or distribute to others any Customer Information except as necessary to perform the terms of this Agreement, and each party agrees to comply with all applicable provisions of the Gramm-Leach-Bliley Act. Notwithstanding anything to the contrary contained herein, the parties acknowledge that Nationwide, and not NBMI, shall be responsible for compliance under this Section with respect to the beneficial owners of the Fund shares and that NBMI shall be responsible for such compliance only with respect to the record holders of the Fund shares; provided, however, that to the extent that NBMI receives participant or beneficial owner Customer Information from Nationwide, it shall treat such information as Customer Information subject to the provisions of this Section This provision shall survive the termination of this Agreement.

For purposes of this Section and the next, “Confidential Information” means any data or information regarding proprietary or confidential information concerning each of the parties. Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the receiving party (“Receiving Party”) or by no violation of this Agreement; (b) was lawfully received by the Receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the Receiving Party prior to receipt thereof directly or indirectly from the disclosing party (“Disclosing Party”); (d) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; or, (e) is subsequently and independently developed by employees, consultants or agents of the Receiving Party without reference to or use of the Confidential Information disclosed under this Agreement. Each of the parties warrants to the other that it shall not disclose to any person any Confidential Information which it may acquire in the performance of this Agreement; nor shall it use such Confidential Information for any purposes other than to fulfill its contractual obligations under this Agreement and it will maintain the other party’s Customer and Confidential Information with reasonable care, which shall not be less than the degree of care it would use for its own such information. In the event Confidential Information includes Customer Information, the Customer Information clause controls.

SECURITY

Each party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of Confidential Information that (a) are at least equal to industry standards for such types of locations, (b) are in accordance with reasonable policies in these regards, and (c) provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of Confidential Information under this Agreement.

Without limiting the generality of the foregoing, each party will take all reasonable measures to secure and defend its location and equipment against “hackers” and others who may seek, without authorization, to modify or access its Systems or the information found therein. Each party will periodically test its Systems for potential areas where security could be breached, and will report to the other party immediately any breaches of security or unauthorized access to its Systems that it detects or becomes aware of. Each party will use diligent efforts to remedy such breach of security or unauthorized access in a timely manner.

All Confidential Information must be stored in a physically and logically secure environment that protects it from unauthorized access, modification, theft, misuse and destruction. In addition to the general standards set forth above, each party will maintain an adequate level of physical security controls over its facility including, but not limited to, appropriate alarm systems, fire suppression, and access controls (including off-hour controls) which may include visitor access procedures, security guard force, video surveillance, and staff egress searches. Further, each party will maintain an adequate level of data security controls, including, but not limited to, logical access controls including user sign-on identification and authentication, data access controls (e.g., password protection of applications, data files and libraries), accountability tracking, anti-virus software, secured printers, restricted download to disk capability and provision for System backup.

ANTI-MONEY LAUNDERING

Nationwide agrees that companies listed in Exhibit A will comply with the USA PATRIOT Act as applicable and effective. Further, NBMI agrees that it will comply with the USA PATRIOT Act as applicable and effective.

INDEMNIFICATION

INDEMNIFICATION BY NATIONWIDE

(a)

Nationwide agrees to indemnify and hold harmless the Funds, NBMI, and each of their Directors, Trustees, officers, employees and agents, and any affiliated person of the Funds and NBMI within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the “Indemnified Parties” for purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Nationwide) or litigation expenses (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of Fund shares through the Contracts and in the Plans and:

(i)

Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include the portions of any offering memoranda that contain information regarding the Fund and NBMI) for the Variable Accounts issued by Nationwide or sales literature or other promotional material for such Variable Accounts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Nationwide by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Accounts issued by Nationwide or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Accounts or Fund shares; or

(ii)

arise out of or as a result of any untrue statement or misrepresentation (other than misstatements or misrepresentations contained in the registration statement, prospectus or sales literature or other promotional material of the Fund not developed by Nationwide or persons under its control) or wrongful conduct of Nationwide or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Accounts or the Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished by or on behalf of Nationwide; or

(iv)

arise out of or result from any material breach of any representation and/or warranty made by Nationwide in this Agreement or arise out of or result from any other material breach of this Agreement by Nationwide; except to the extent provided in Sections (b) and (c) below.

(b)

Nationwide shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party’s duties or by reason of the Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

(c)

Nationwide shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified Nationwide in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent).

(d)

In case any such action is brought against the Indemnified Parties, Nationwide shall be entitled to participate, at its own expense, in the defense of such action. Nationwide shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Nationwide to such party of Nationwide’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Nationwide will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If Nationwide assumes the defense or representation of an Indemnified Party, Nationwide shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

INDEMNIFICATION BY NBMI

(a)

NBMI agrees to indemnify and hold harmless Nationwide, including any Nationwide affiliate or subsidiary listed on Exhibit A, and each of their Directors, Officers, employees, and agents, and any affiliated person of Nationwide within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the “Indemnified Parties” for purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of NBMI or litigation expenses (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of Fund shares through the Contracts and in the Plans and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to NBMI or the Fund or the designee of either by or on behalf of Nationwide for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Accounts or Fund shares; or

(ii)

arise out of or as a result of any untrue statement or misrepresentations (other than misstatements or misrepresentations contained in the registration statement, prospectus or sales literature or other promotional material for the Variable Accounts not developed by NBMI or any employees or agents thereof) or wrongful conduct of NBMI or the affiliates, employees, or agents of NBMI with respect to the sale or distribution of the Variable Accounts or Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature or other promotional material covering the Variable Accounts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Nationwide by or on behalf of the Fund; or

(iv)

arise out of or result from any material breach of any representation and/or warranty made by NBMI or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by NBMI ; except to the extent provided in Sections (b) and (c) hereof.

(b)

NBMI shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party’s duties or by reason of the Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

(c)

NBMI shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified NBM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent).

(d)

In case any such action is brought against the Indemnified Parties, NBMI will be entitled to participate, at is own expense, in the defense thereof. NBMI shall also be entitled to assume the defense of such action, with counsel satisfactory to the party named in the action. After notice from NBMI to such party of NBMI’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and NBMI will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If NBMI assumes the defense or representation of an Indemnified Party, NBMI shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the State of Ohio.

This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts and the rules and regulations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

TERMINATION

This Agreement shall terminate as to the availability of shares of a Fund (if specified) or all the Funds:

(a)	at the option of Nationwide or NBMI upon at least 90 days advance written notice to the other;

(b)

at any time upon NBMI’s election, if NBMI determines that liquidation of the Funds is in the best interest of the Funds or their beneficial owners. Reasonable advance notice of election to liquidate shall be provided to Nationwide in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to the 1940 Act and other applicable securities regulations;

(c)

at the option of Nationwide, if Fund shares are not reasonably available to meet the requirements of the Contracts or the Plans as determined by Nationwide. Reasonable advance notice of election to terminate (and time to cure) shall be furnished by Nationwide;

(d)

upon a decision by Nationwide, in accordance with the 1940 Act and applicable regulations, or a Plan to substitute such Fund shares with the shares of another investment company for the Contracts or Plans for which the Fund shares have been selected to serve as the underlying investment medium. Nationwide shall give at least 60 days written notice to the Fund of any proposal to substitute Fund shares;

(e)	if the applicable Contracts are not treated as annuity contracts by applicable regulatory entities or under applicable rules and regulations;

(f)	if the Variable Accounts are not deemed “segregated asset accounts” by the applicable regulatory entities or under applicable rules and regulations;

(g)

at the option of Nationwide or the Funds, upon institution of relevant formal proceedings against the broker-dealer(s) marketing the Funds and/or Variable Accounts, Nationwide, or the Funds by the NASD, the IRS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;

(h)	upon assignment of this Agreement unless such assignment is made with the written consent of each party and in accordance with applicable law;

(i)

in the event Fund shares or the Variable Accounts are not issued or sold pursuant to federal law and state securities laws, or such laws preclude the use of Fund shares as an underlying investment medium of the Contracts or the Plans. Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur;

(j)

at the option of Nationwide, if Nationwide shall determine, in its sole judgment reasonably exercised in good faith, that the Fund or NBMI has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of Nationwide. Nationwide shall notify NBMI in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Fund or NBMI and any other changes in circumstances since the giving of such notice, such determination of Nationwide shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

(k)

at the option of NBMI, if NBMI shall determine, in its sole judgment reasonably exercised in good faith, that Nationwide has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or NBMI. NBMI shall notify Nationwide in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Nationwide and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination.

Notwithstanding any of the foregoing provisions of this section (“Termination”), this Agreement and all related agreements shall remain in force and in effect for so long as allocations to any or all of the Variable Accounts and/or Plans remain invested in Fund shares.

NOTICE

Each notice required by this Agreement shall be given in writing and delivered by U.S. first class mail or overnight courier, in each case prepaid and addressed, to:

Nationwide Financial

One Nationwide Plaza, 1-12-04

Columbus, Ohio 43215

Attention: Vice President- Investment and Advisory Services

Fax Number: 614-249-7166

Neuberger Berman Management Inc.

605 Third Avenue

New York, New York 10158

Attention: President

Fax Number: 212-476-8937

Any party may change its address by notifying the other party(ies) in writing.

ASSIGNMENT

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the written consent of the other parties or as expressly contemplated by this Agreement.

ENFORCEABILITY

If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

REMEDIES NOT EXCLUSIVE

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

TRADEMARKS

Except to the extent required by applicable law, no party shall use any other party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of the other party. Notwithstanding the foregoing, Nationwide may identify the Funds in a listing of funds available as underlying investment options.

SURVIVABILITY

Sections “Representations,” “Privacy and Confidentiality Information,” “Security,” “Indemnification.” “Trademarks” and “Anti-Money Laundering” hereof shall survive termination of this Agreement. In addition, all provisions of this Agreement shall survive termination of this Agreement in the event that any Variable Accounts or Plans are invested in a Fund at the time the termination becomes effective and shall survive for so long as such Variable Accounts and/or Plans remain so invested.

NON-EXCLUSIVITY

Each of the parties acknowledges and agrees that this Agreement and the arrangements described in this Agreement are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

PARTNERSHIPS/JOINT VENTURES

Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

AMENDMENTS TO THIS AGREEMENT

This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Exhibits, executed by all parties to the Agreement.

TERMINATION OF PRIOR AGREEMENTS

This Agreement supersedes the following agreements:

•	Administrative Services Agreement dated 2/5/1997 between National Deferred Compensation. Inc. and Neuberger & Berman Management Incorporated

•	Sales and Services Agreement dated 1/1/1999 between Neuberger Berman Management Inc. and Nationwide Investment Services Corporation

•	Administrative Services Agreement dated 1/1/1999 between Nationwide Investment Services Corporation and Neuberger Berman Management Inc.

•	Fund Participation Agreement dated 10/1/1992, as amended, between Nationwide Life Insurance Company and Neuberger & Berman Management Incorporated

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ Karen R. Colvin
Name:	Karen R. Colvin
Title:	Attorney-in-Fact

NEUB ERGER BERMAN MANAGEMENT INC.

By:	/s/ Robert Contor
Name:	Robert Contor
Title:	Senior Vice President

NEUBERGER BERMAN EQUITY FUNDS, solely with respect to Exhibit B

By :	/s/ Robert Contor
Name:	Robert Contor
Title:	VP

EXHIBIT A

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Other Subsidiaries and Affiliates

Nationwide Investment Services Corporation

Nationwide Trust Company, FSB

Nationwide Retirement Solutions, Inc. and subsidiaries and affiliates

EXHIBIT B

Funds and Fees

All current and future funds available for sale through the distribution channel, including but not limited to any funds listed below.

Funds	Fees
NB Socially Responsive Fund Investor Class shares	[**] bps
NB Fasciano Fund Investor Class shares	[**] bps
NB High Income Bond Fund Investor Class shares	[**] bps
All Other Funds Investor Class shares	[**] bps
All Funds Trust Class shares	[**] bps

In consideration of the Services provided by Nationwide hereunder, including those set forth on Exhibit C hereof and, NBMI shall pay or cause to be paid the fees set forth above to Nationwide.

Nationwide acknowledges that the fees are commensurate with those charged other fund companies for commensurate services. To the extent that payment of a portion of such fee by a Fund has been approved by the Trustees of the Fund, that portion of the fee may be paid by the Fund, in consideration of the certain of the services set forth in Exhibit C to hereof. To the extent that a Fund has approved a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), all or part of the fee with respect to that Fund may be payable from the proceeds of that plan. The parties agree that all payments for services made under the Agreement shall be in accordance with a statement provided by NBMI to Nationwide that shall be based on each Fund’s records with its transfer agent.

The Company shall send all payments and statements for Nationwide to the attention of Nationwide Investment Services Corp. P.O. Box 71-0853 Columbus, OH 43271-0853

The fee for Plan assets existing as of May 1, 2006 will he [**]bps.

EXHIBIT C

Administrative Services and Fees

1.

In consideration for the Services (as described below) to be provided by Nationwide to the Funds on behalf of NBMI with respect to the Contracts and the Plans pursuant to this Agreement, NBMI will calculate and pay Nationwide a fee (“Service Fee”) at an annualized rate equal to the rates shown below of the average daily net assets of each Fund held by the Variable Accounts and/or offered in the Plans during the period in which they were earned (such fee is described below).

2.

The Service Fees will be paid to Nationwide as soon as practicable, but no later than 30 days after the end of the period in which they were earned. The Service Fees will be paid on a quarterly or monthly basis.

3.

If participant-level information is gathered and retained by Nationwide and there is an arrangement to pay per-participant fees, then no later than 10 days after the end of the period in which Service Fees are earned, Nationwide will send a statement to NBMI indicating the number of Plan participants in the Variable Accounts and the Plans, and the average account size of such accounts. The average account size shall be calculated by dividing the average daily net assets, calculated as provided herein, by the number of Plan participants in the Variable Accounts and the Plans.

4.

Nationwide and NBMI agree that the Service Fee described in this Agreement is for administrative services only and does not constitute payment in any manner for investment advisory services or the cost of distribution of the Funds; provided, however, that to the extent that a Fund has approved a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), all or part of the fee with respect to that Fund may be payable from the proceeds of that plan. The parties agree that a Service Fee will be paid to Nationwide according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Variable Accounts and/or held in trust or custodial accounts on behalf of a Plan. This provision will survive termination of this Agreement.

Services Provided by Nationwide

Pursuant to the Agreement, Nationwide may perform administrative and shareholder services with respect to the Contracts and the Plans, including but not limited to, the following:

1.

Under some circumstances, maintaining separate records for each participant, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such participants and the Plan. Nationwide will maintain a single master account with each Fund on behalf of each Plan and such account shall be in the name of Nationwide (or its designee) as record owner of shares owned by Plan participants.

2.	Disbursing or crediting to Plans and Plan participants all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.

Preparing and transmitting to each Plan, through its authorized representative, as required by law, periodic statements showing the total number of shares owned by participants as of the statement closing date, purchases and redemptions of Fund shares by the participants during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by a Plan.

4.	Supporting and responding to service inquiries from a Plan.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for each Plan.

6.	Generating written confirmations and quarterly statements to each Plan, through its authorized representative.

7.

Distributing to each Plan, through its authorized representative, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf of the Plan.

FUNDS	SERVICE FEES

As set forth of Exhibit B

EXHIBIT D

FUND/SERV PROCESSING PROCEDURES

AND

MANUAL PROCESSING PROCEDURES

The purchase, redemption and settlement of shares of a Fund (“Shares”) will normally follow the Fund/SERV-Defined Contribution Clearance and Settlement Service (“DCCS”) Processing Procedures below and the rules and procedures of the SCC Division of the National Securities Clearing Corporation (“NSCC”) shall govern the purchase, redemption and settlement of Shares of the Funds through NSCC by Nationwide. In the event of equipment failure or technical malfunctions or the parties’ inability to otherwise perform transactions pursuant to the FUND/SERV Processing Procedures, or the parties’ mutual consent to use manual processing, the Manual Processing Procedures below will apply.

It is understood and agreed that, in the context of Section 22 of the Investment Company Act of 1940 (the “1940 Act”) and the rules and public interpretations thereunder by the staff of the Securities and Exchange Commission (“SEC Staff’), receipt by Nationwide of any instructions for the purchase or sale of Shares (“Instructions”) from the Plan participant prior to the close of the New York Stock Exchange (the “Exchange”) or such other time as the Funds calculate their net asset value (generally 4:00 p.m. Eastern Time (“ET”)) (“Close of Trading”) on any day that the Exchange is open for business on which the Funds determine their net asset values (“Business Day”) shall be deemed to be receipt by the Funds of such Instructions solely for pricing purposes and shall cause purchases and sales to be deemed to occur at the net asset value per share (“Share Price”) for such Business Day, except as provided in 4(c) of the Manual Processing Procedures, and provided further that orders based on such Instructions (“Orders”) are transmitted to NBMI on a timely basis. Each Order shall be deemed to be accompanied by a representation by Nationwide that it has received proper authorization from each Plan participant whose purchase, redemption, account transfer or exchange transaction is effected as a result of the Instructions that form the basis of the Order.

Fund/SERV-DCCS Processing Procedures

1.

On each Business Day, NBMI shall accept, and effect changes in its records upon receipt of, purchase, redemption, exchanges, account transfers and registration Orders from Nationwide electronically through Fund/SERV without supporting documentation from the Plan participant. On each Business Day, NBMI shall accept for processing any Orders from Nationwide and shall process such Orders in a timely manner.

2.

Each party shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. Each party shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC Fund/SERV-DCCS rules and procedures relating to Fund/SERV; (b) the then-current Prospectus of a Fund; and (c) any provision relating to Fund/SERV in any other agreement of such party that would affect its duties and obligations pursuant to this Agreement.

3.	Confirmed trades and any other information provided by NBMI to Nationwide through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.

4.

Trade information provided by Nationwide to NBMI through Fund/SERV and pursuant to this 17 Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All Orders transmitted by Nationwide regarding each Fund/SERV Account shall be true and correct and will be based on Instructions that have been duly authorized by the registered holder.

5.

For each Fund/SERV transaction, Nationwide shall provide NBMI with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which Nationwide hereby certifies is and shall remain true and correct. Nationwide shall maintain documents required by NBMI to effect Fund/SERV transactions. Nationwide certifies that all Orders delivered to NBMI for pricing on any Business Day shall be based on Instructions that have been received by Nationwide from the Plan participant by the Close of Trading on such Business Day (“Trade Date”) and that such Orders shall be transmitted to NBMI only up to the latest time trades are accepted by Fund/SERV under DCC&S (which currently is Cycle 7 on the Business Day following the Trade Date (“T+1”)), and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to NBMI for pricing on the next Business Day.

Manual Processing Procedures

1.

On each Business Day, Nationwide may receive Instructions from the Plan participant for the purchase or redemption of shares of the Funds. Orders based on Instructions in good order received by Nationwide prior to the Close of Trading on any given Trade Date (“Instruction Cut-Off Time”) and transmitted to NBMI by no later than 9:30 a.m. ET on T+1 (“Order Cut-Off Time”), will be executed at the Share Price of each applicable Fund, determined as of the Close of Trading on the Trade Date.

2.

By no later than 6:00 p.m. ET on each Trade Date (“Price Communication Time”), NBMI will use its best efforts to communicate to Nationwide via electronic transmission acceptable to both parties, the Share Price of each applicable Fund, as well as dividend and capital gain information and, in the case of funds that credit a daily dividend, the daily accrual or interest rate factor, determined at the Close of Trading on that Trade Date.

3.

As noted in Paragraph 1 of this “Manual Processing Procedures” section, by the Order Cut-off Time and after Nationwide has processed all approved transactions, Nationwide will transmit to NBMI via facsimile, telefax or electronic transmission or system-to-system, or by a method acceptable to Nationwide and NBMI, a report (the “Instruction Report”) detailing the Instructions that were received by Nationwide prior to the Funds’ daily determination of Share Price for each Fund (i.e., the Close of Trading) on Trade Date.

(a)

It is understood by the parties that all Instructions from the Plan participant shall be received and processed by Nationwide in accordance with its standard transaction processing procedures. Nationwide or its designees shall maintain records sufficient to identify the date and time of receipt of all Plan participant transactions involving the Funds and shall make or cause to be made such records available upon reasonable request for examination by the Funds or its designated representative, or by appropriate governmental authorities. Under no circumstances shall Nationwide change, alter or modify any Instructions received by it in good order.

(b)	Following the completion of the transmission of any Orders by Nationwide to NBMI by the Order Cut-off Time, Nationwide will verify that the Orders were received by NBMI.

(c)

In the event that an Order transmitted by Nationwide on any Business Day is not received by NBMI by the Order Cut-off Time, due to mechanical difficulties or for any other reason beyond Nationwide’s reasonable control, such Order shall nonetheless be treated by NBMI as if it had been received by the Order Cut-off Time, provided that Nationwide retransmits such Order by facsimile transmission to NBMI and such Order is received by NBMI’s financial control representative no later than 9:30 a.m. ET on the next Business Day. In addition, Nationwide will place a phone call to a financial control representative of NBMI to advise NBMI that a facsimile transmission concerning the Order is being sent.

(d)	With respect to all Orders, NBMI’s financial control representative will manually adjust a Fund’s records for the Trade Date to reflect any Orders sent by Nationwide.

(e)

By no later than 4:00 p.m. on T+1, and based on the information transmitted to NBMI pursuant to Paragraph 3(c) above, Nationwide will use its best efforts to verify that all Orders provided to NBMI on T+1 were accurately received and that the trades based on such Orders for each Account were accurately completed and Nationwide will use its best efforts to notify NBMI of any discrepancies.

4.

As set forth below, upon the timely receipt from Nationwide of the Orders for the purchase or redemption of Fund shares, NBMI will execute the Orders (as the case may be) at the Share Price for each Fund computed as of the Close of Trading on the Trade Date.

(a)

Except as otherwise provided herein, all purchase and redemption transactions will settle on T+1. In the case of a net purchase order, settlement shall occur by Nationwide initiating a wire transfer by 1:00 p.m. ET on T+1 to the custodian for the Fund for receipt by the Funds’ custodian by no later than the Close of Business at the New York Federal Reserve Bank on T+1, causing the remittance of the requisite funds to NBMI to cover such net purchase order.

In the case of a net redemption order, settlement shall occur by NBMI initiating the remittance of the requisite funds to cover such net redemption order by Federal Funds Wire by 1:00 p.m. ET on T+1, provided that NBMI reserves the right to (i) delay settlement of redemptions for up to seven (7) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-1 thereunder, or (iii) suspend redemptions pursuant to the 1940 Act or as otherwise required by law. Settlements shall be in U.S. dollars.

(b)

Nationwide (and its Variable and Trust Accounts) shall be designated as record owner of each account and NBMI shall provide Nationwide with all written confirmations required under federal and state securities laws.

(c)

On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. The original T+1 Settlement Date will not apply. Rather, for purposes of this Paragraph 4(c) only, the Settlement Date will be the date on which the Order settles.

(d)

Nationwide shall, upon receipt of any confirmation or statement concerning the accounts, verify the accuracy of the information contained therein against the information contained in Nationwide’s internal record-keeping system and shall promptly, advise NBMI in writing of any discrepancies between such information. NBMI and Nationwide shall cooperate to resolve any such discrepancies as soon as reasonably practicable.

Indemnification

In the event of any error or delay with respect to either the Fund/SERV Processing Procedures or the Manual Processing Procedures outlined in Exhibit D herein: (i) which is caused by NBMI, NBMI shall make any adjustments on the Funds’ accounting system necessary to correct such error or delay and the responsible party or parties shall reimburse the Plan participant and Nationwide, as appropriate, for any losses or reasonable costs incurred directly as a result of the error or delay but specifically excluding any and all consequential punitive or other indirect damages or (ii) which is caused by Nationwide, NBMI shall make any adjustment on the Funds’ accounting system necessary to correct such error or delay and the affected party or parties shall be reimbursed by Nationwide for any losses or reasonable costs incurred directly as a result of the error or delay, but specifically excluding any and all consequential punitive or other indirect damages. In the event of any such adjustments on the Funds’ accounting system, Nationwide shall make the corresponding adjustments on its internal record-keeping system. In the event that errors or delays with respect to the Procedures are contributed to by more than one party hereto, each party shall be responsible for that portion of the loss or reasonable cost which results from its error or delay. All parties agree to provide the other parties prompt notice of any errors or delays of the type referred to herein and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

This Amendment to Administrative Services Agreement (“Amendment”) is made as of June 5, 2006 by and between Nationwide Financial Services, Inc. on behalf of its affiliates and/or subsidiaries listed on Exhibit A (collectively, Nationwide) and Neuberger Berman Management Inc. (“NBMI”). This Amendment amends the Administrative Services Agreement between NFS and NBMI dated as of January 1, 2006 (as amended, “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, Nationwide and NBMI desire to amend Schedule A of the Agreement to revise the list of NFS affiliates and/or subsidiaries ;

WHEREAS, Nationwide and NBMI desire to amend Schedule B of the Agreement to add an institutional share class to several Funds;

WHEREAS, Nationwide and NBMI desire to amend the Agreement to provide for the inclusion of the Funds in Nationwide’s fee-based Advisory Services Program;

NOW THEREFORE, Nationwide and NBMI hereby agree as follows:

1. Exhibit A of the Agreement is hereby amended and restated, in its entirety, by replacing it with Exhibit A attached hereto and made a part hereof.

2. Exhibit B of the Agreement is hereby amended and restated, in its entirety, by replacing it with Exhibit B attached hereto and made a part hereof.

3. In order to provide for the inclusion of the Funds in the fee-based Advisory Services Program sponsored by a subsidiary of Nationwide Financial Services, Inc. licensed as an investment adviser with the Securities and Exchange Commission (“Program Sponsor”), Nationwide, on behalf of Program Sponsor, and NBMI agree that the Services, Fees and Trading Provisions applicable to Funds included as investment vehicles in the Advisory Services Program are as set forth on Exhibit E, attached hereto and incorporated herein, which is hereby added as a new Exhibit E to the Agreement.

4. Except as expressly amended by this Amendment, all terms and conditions of the Agreement remain as stated therein.

5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date and year first set forth above.

NATION IDE FINANCIAL SERVICES, INC.

By:	/s/ Karen R. Colvin
Name:	Karen R. Colvin
Title:	Attorney-in-Fact

NEUBERGER BERMAN MANAGEMENT INC.

By:	/s/ Frederic Soule
Frederic Soule
Title:	Senior Vice President

NEUBERGER BERMAN EQUITY FUNDS, solely with respect to the amendment of Exhibit B

By:	/s/ Frederic Soule
Name:	Frederic Soule
Title:	Vice President

EXHIBIT A

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Other Subsidiaries

Nationwide Trust Company, FSB

Nationwide Investment Services Corporation

Nationwide Retirement Solutions, Inc., and subsidiaries and affiliates

Nationwide Life Insurance Company of America

Nationwide Life and Annuity Insurance Company of America

Any other existing or future direct or indirect subsidiaries of Nationwide Financial Services, Inc. issuing Separate Accounts, offering Trust/Custodial Accounts, sponsoring the Advisory Services Program or performing duties or obligations hereunder on behalf of Nationwide provided that such subsidiary is duly formed, validly existing and has all necessary licenses.

3

EXHIBIT B

Funds and Fees

All current and future funds available for sale through the distribution channel, including but not limited to any funds listed below.

Funds	Fees
NB Socially Responsive Fund Investor Class shares	[**] bps
NB Fasciano Fund Investor Class shares	[**] bps
NB High Income Bond Fund Investor Class shares	[**] bps
NB Partners Institutional Class shares	[**] bps
NB Regency Funds Institutional Class shares	[**] bps
All Other Funds Investor Class shares	[**] bps
All Funds Trust Class shares	[**] bps

In consideration of the Services provided by Nationwide hereunder, including those set forth on Exhibit C hereof and Exhibit E hereof, NBMI shall pay or cause to be paid the fees set forth above to Nationwide.

Nationwide acknowledges that the fees are commensurate with those charged other fund companies for commensurate services. To the extent that payment of a portion of such fee by a Fund has been approved by the Trustees of the Fund, that portion of the fee may be paid by the Fund, in consideration of certain of the services set forth in Exhibit C hereof. To the extent that a Fund has approved a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), all or part of the fee with respect to that Fund may be payable from the proceeds of that plan. The parties agree that all payments for services made under the Agreement shall be in accordance with a statement provided by NBMI to Nationwide that shall be based on each Fund’s records with its transfer agent.

The Company shall send all payments and statements for Nationwide to the attention of Nationwide Investment Services Corp. P.O. Box 71-0853 Columbus, OH 43271-0853

The fee for Plan assets existing as of May 1, 2006 will be [**]bps.

4

EXHIBIT E

ADVISORY SERVICES PROGRAM APPENDIX

This Appendix is effective as of the date of the Agreement and is made by and among Nationwide Financial Services, Inc. (“NFS”), on behalf of its subsidiary Nationwide Investment Services Corporation (“NISC”) and any other existing or future direct or indirect subsidiary of NFS registered as an investment adviser with the SEC which serves as the sponsor of the hereinafter defined Advisory Services Program and NBMI , as defined in the Agreement. For purposes of this Appendix only, NFS, NISC and the hereinafter defined Program Sponsor are sometimes collectively referred to as “Nationwide”). This Appendix is being entered into in addition to the Agreement, and all terms and conditions in the Agreement remain in full force and effect.

RECITALS

WHEREAS, NISC is the initial sponsor of a fee-based program (“Advisory Services Program”), which offers retail mutual funds for investment by customers participating in the Advisory Services Program (“Participants”) and provides broker-dealer services with regard to the Advisory Services Program; and

WHEREAS, pursuant to the Program Sponsor Substitution section of this Appendix, the hereinafter defined “Substitute Sponsor” will become the sponsor of the Advisory Services Program. The term Program Sponsor shall refer, as applicable, to NISC in its capacity as the sponsor of the Advisory Services Program or, following the hereinafter defined Substitution Date, the Substitute Sponsor; and

WHEREAS, Program Sponsor shall comply with any law, rule or regulation applicable to it, including but not limited to the safe harbor provisions of Rule 3a-4 of the Investment Company Act of 1940; and

WHEREAS, Nationwide and NBMI may mutually desire the inclusion of the Funds as investment options in the Advisory Services Program; and

WHEREAS, Nationwide has retained a designated agent (“Agent”) to perform certain services in support of the Advisory Services Program; and

WHEREAS, the Advisory Services Program provides that the net amounts received by Nationwide and/or its Agent for the mutual fund investment option (“Mutual Fund Option”) be invested in mutual funds, including the Funds, and whereas the Advisory Services Program provides for withdrawal of mutual fund shares, including the Funds, on behalf of Participants; and

5

WHEREAS, Agent performs administrative and shareholder services in support of the Advisory Services Program, including the transmission of all purchase, redemption and exchange orders with respect to Fund transactions (“Orders”). Nationwide hereby authorizes Company to accept Orders placed by Agent on Nationwide’s behalf. Nationwide shall notify Company in writing 10 days prior to the effective date of any revocation of this authority.

NOW THEREFORE, Nationwide and NBMI, in consideration of the undertaking described herein, agree that the Funds will be available as investment options in the Advisory Services Program offered by Nationwide through Program Sponsor, subject to the following:

SERVICES AND FEES

Services Provided by Nationwide

The following shall be performed by Nationwide through, as appropriate, NISC, Program Sponsor or their agents, including Agent:

1.	Establish and maintain an omnibus account with each Fund for the benefit of Participants (“Omnibus Account”).

2.

Transmit to NBMI purchase, redemption and related instructions and facilitate money settlement with respect to the Omnibus Accounts. Such activities shall be performed as set forth in the Trading and Processing Procedures section of this Appendix to the Agreement.

3.	Facilitate payment to Participants of the proceeds of redemptions, dividends and other distributions.

4.

Coordinate with a third party print mail provider, and at the request of Company, provide that third party with such information as is necessary for it to mail to Participants, among other things: (a) periodic account statements, (b) 1099R documentation, (c) Fund proxies, prospectus supplements, annual reports of the Funds, all as are provided by NBMI.

5.

Reconcile share positions for the Advisory Services Program and upon request provide certification to NBMI with respect thereto. In connection therewith, NBMI shall provide to Nationwide or its agents daily confirmation of all trade activity and share positions for the Omnibus Accounts.

6.	Maintain records for each Participant which shall reflect shares purchased and redeemed, as well as account and share balances.

6

7.Act as service agent in connection with dividend and distribution functions; shareholder account and administrative agent functions in connection with the issuance, transfer, and redemption or repurchase of Fund shares. Nationwide or its agents shall create and maintain all records required of it pursuant to its duties hereunder and as set forth herein pursuant to applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. Where applicable, such records shall be maintained for the periods and in the places required by Rule 31a-2 under the 1940 Act.

Administrative Services and Fees

Nationwide and/or its Agent shall perform certain administrative services described above (“Services”) on behalf of the Funds offered through the Advisory Services Program, and NBMI agrees to pay Nationwide a fee in consideration thereof

1.

In consideration for the Services (as described above) to be provided by Nationwide and/or its Agent in the Advisory Services Program pursuant to this Appendix to the Agreement, NBMI will calculate and pay Nationwide a fee (“Service Fee”) at an annualized rate equal to the rates shown below of the average daily net assets of each Fund held by Participants during the period in which they were earned (such fee is described below).

2.

The Service Fees will be paid to Nationwide as soon as practicable, but no later than 30 days after the end of the period in which they were earned. The Service Fees will be paid on a quarterly or monthly basis.

3.

Nationwide and/or its Agent will perform all administrative and shareholder services with respect to the Advisory Services Program, including but not limited to: (i) maintaining separate records for each Participant, which records shall reflect shares purchased and redeemed, as well as account and share balances; (ii) acting as service agent in connection with dividend distribution functions; (iii) performing shareholder account and administrative functions in connection with the issuance, transfer, redemption, and repurchase of Fund shares; (iv) distributing to the extent required by applicable law, Fund prospectuses, Fund proxy materials, periodic fund reports, and other materials that the Funds are otherwise required to provide to their shareholders or prospective shareholders, (v) generating written confirmations and quarterly statements, and (vi) maintaining and preserving all records required by law to be maintained and preserved in connection with the Advisory Services Program.

4.

Nationwide and NBMI agree that the Service Fee described in this Appendix to the Agreement is for administrative services only and does not constitute payment in any manner for investment advisory services.

5.

The parties agree that a Service Fee will be paid to Nationwide according to this Appendix to the Agreement with respect to each Fund as long as shares of such Fund are held by Participants. This provision will survive termination of the Agreement and this Appendix.

6.

NBMI recognizes that Nationwide incurs certain expenses relating to offering Funds in the Advisory Services Program. NBMI agrees to pay Nationwide (i) an initial set up fee of $1,500 per Fund, and (ii) an annual maintenance fee of $1,000 per Fund. Nationwide will invoice NBMI for these fees.

7

FUNDS	SERVICE FEES

As set forth on Exhibit B	As set forth on Exhibit B

TRADING

Subject to the terms and conditions of this Agreement, Nationwide will direct its Agent to receive instructions from duly authorized parties for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund’s most recent prospectus and Statement of Additional Information. Except as particularly stated in this paragraph, Nationwide shall have no authority to act on behalf of NBMI or to incur any cost or liability on its behalf. Both parties agree to follow any written guidelines or standards relating to the sale or distribution of the shares as may be provided in the provisions outlined in the Trading and Processing Procedures section described below, as well as to follow any applicable federal and/or state securities laws, rules or regulations. NBMI or Fund shall waive all sales loads and redemption fees.

TRADING AND PROCESSING PROCEDURES

On each day the New York Stock Exchange (the “Exchange”) is open for business (each, a “Business Day”), NISC or its agents, including Agent, may receive transaction instructions with respect to the Advisory Services Program or Participants for the purchase or redemption of shares of the Funds (“Trade Instructions”). Trade Instructions received in good order and accepted by NISC or its agents prior to the close of regular trading on the Exchange (the “Close of Trading”) on any given Business Day and transmitted to NBMI (i) by 11:59 p.m. Eastern Time if automated, and (ii) 6:00 p.m. Eastern Time if manual on such Business Day will be executed by NBMI at the net asset value determined as of the Close of Trading on such Business Day. Any Trade Instructions received by NISC, or its agents, on such day but after the Close of Trading will be executed by NBMI at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Trade Instructions. The day on which a Trade Instruction is executed by NBMI pursuant to the provisions set forth above is referred to herein as the “Effective Trade Date.”

8

Upon the timely receipt from NISC or its agents of the Trade Instructions described in above paragraph, NBMI will execute the purchase or redemption transactions (as the case may be) with respect to the Advisory Services Program at the net asset value computed as at the Close of Trading on the Effective Trade Date. Such purchase and redemption transactions will settle on the Business Day next following the Effective Trade Date. Payments for net purchase and net redemption orders shall be made though the NSCC’s settlement process or by wire transfer by NISC or its agents (for net purchases) or by NBMI (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Trade Instructions. Trade Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the Effective Trade Date will apply.

In the event that NISC or its agents is in receipt of Trade Instructions in good order and is unable to transmit the Trade Instructions to NBMI by the above referenced deadlines, NBMI will accept the trades after such deadlines and before 10:00 a.m. Eastern Time on the day following the Effective Trade Date. NISC or its agents will furnish NBMI with an estimate of the net purchase or net redemption activity no later than 10:00 a.m. Eastern Time on the day following the Effective Trade Date. Payments for purchases and redemptions shall be made by wire transfer on the day following the Effective Trade Date.

VOTING

Nationwide and/or its Agent shall distribute or cause to be distributed all Fund proxy material furnished by NBMI directly to Participants (provided that such material is received by Nationwide or its designated agent at least 10 Business Days prior to the date scheduled for mailing).

PROGRAM SPONSOR SUBSTITUTION

The parties agree that the rights, privileges, duties and obligations of NISC as the initial Program Sponsor under this Appendix shall bind and inure to the benefit of any direct or indirect subsidiary of NFS, whether now or hereinafter existing, which subsequently becomes the sponsor of the Advisory Services Program (“Substitute Sponsor”), immediately and automatically upon such Substitute Sponsor becoming the sponsor of and assuming the obligations of NISC with regard to the Advisory Services Program (“Substitution Date”). From and after the Substitution Date, the Substitute Sponsor shall become and have all rights, privileges, duties and obligations of, the Program Sponsor hereunder. From and after the Substitution Date, NISC shall (i) be released from and have no further rights, privileges, duties or obligations as the Program Sponsor hereunder; and (ii) shall continue to have and not be released from all rights, privileges, duties and obligations hereunder in its capacity as a broker-dealer.

9

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Appendix to the Agreement on its behalf are duly authorized and empowered to execute and deliver the Appendix that the Appendix constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ Karen R. Colvin

Name: Karen R. Colvin

Title: Attorney-in-Fact

NEUBERGER/BERMAN MANAGEMENT INC.

By:	/s/ Frederic Soule

Name: Frederic Soule

Title: Senior Vice President

NEUBERGER BERMAN EQUITY FUNDS, solely with respect to, the fees set forth in Exhibit B

By:	/s/ Frederic Soule

Name: Frederic Soule

Title: Vice President

10

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SECOND AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

This Second Amendment to Administrative Services Agreement (“Amendment”) is made as of October 24, 2006 by and between Nationwide Financial Services, Inc. on behalf of its affiliates and/or subsidiaries listed on Exhibit A (collectively, Nationwide) and Neuberger Berman Management Inc. (“NBMI”). This Amendment amends the Administrative Services Agreement between NFS and NBMI dated as of January 1, 2006 (as amended, “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, Nationwide and NBMI desire to amend Exhibit B of the Agreement to revise the revenue for the Trust Class shares of certain Funds from 40 bps to 50 bps;

NOW THEREFORE, Nationwide and NBMI hereby agree as follows:

1. Exhibit B of the Agreement is hereby amended and restated, in its entirety, by replacing it with Exhibit B attached hereto and made a part hereof.

2. Except as expressly amended by this Amendment, all terms and conditions of the Agreement remain as stated therein.

3. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

REMAINDER OF THE PAGE INTENTIONALLY BLANK

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date and year first set forth above.

NATIONWIDE FINANCIAL SERVICES, INC.

By:
Name:	Karen R. Colvin
Title:	Attorney-in-Fact

NEUBERGER BERMAN MANAGEMENT INC.

By:
Name:
Title:

NEUBERGER BERMAN EQUITY FUNDS, solely with respect to the amendment of Exhibit B

By:
Name:
Title:

2

EXHIBIT B

Funds and Fees

All current and future funds available for sale through the distribution channel, including but not limited to any funds listed below.

Funds	Fees

NB Socially Responsive Fund Investor Class shares	[**] bps
NB Fasciano Fund Investor Class shares	[**] bps
NB High Income Bond Fund Investor Class shares	[**] bps[1]
NB Partners Fund Institutional Class shares	[**] bps
NB Regency Funds Institutional Class shares	[**] bps
All Other Funds Investor Class shares	[**] bps
NB Manhattan Fund Trust Class shares	[**]bps[2]
NB Millennium Fund Trust Class shares	[**]bps[3]
NB Real Estate Fund Trust Class shares	[**]bps[4]
NB Regency Fund Trust Class shares	[**]bps[5]
NB Socially Responsive Fund Trust Class shares	[**] bps[6]

All Other Funds Trust Class shares	[**] bps

In consideration of the Services provided by Nationwide hereunder, including those set forth on Exhibit C hereof and Exhibit E hereof, NBMI shall pay or cause to be paid the fees set forth above to Nationwide.

Nationwide acknowledges that the fees are commensurate with those charged other fund companies for commensurate services. To the extent that payment of a portion of such fee by a Fund has been approved by the Trustees of the Fund, that portion of the fee may be paid by the Fund, in consideration of certain of the services set forth in Exhibit C hereof. To the extent that a Fund has approved a plan pursuant to Rule    12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), all or part of the fee with respect to that Fund may be payable from the proceeds of that plan. The parties agree that all payments for services made under the Agreement shall be in accordance with a statement provided by NBMI to Nationwide that shall be based on each Fund’s records with its transfer agent.

[1]	The fee for Plan assets existing as of May 1, 2006 will be [**]bps.
[2]	Effective December 1, 2006 for assets in new Plans.
[3]	Effective December 1, 2006 for assets in new Plans.
[4]	Effective December 1, 2006 for assets in new Plans.
[5]	Effective December 1, 2006 for assets in new Plans.
[6]	Effective December 1, 2006 for assets in new Plans.

3

The Company shall send all payments and statements for Nationwide to the attention of Nationwide Investment Services Corp. P.O. Box 71-0853 Columbus, OH 43271-0853

4

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

THIRD AMENDMENT TO THE

ADMINISTRATIVE SERVICES AGREEMENT

This Third Amendment, dated as of August 17, 2007, between Nationwide Financial Services, Inc. on behalf of its subsidiaries listed on Exhibit A (collectively, “Nationwide”) and Neuberger Berman Management Inc. (“NBMI”) is made to the Administrative Services Agreement, dated as of January 1, 2006, as amended, between the Nationwide and NBMI (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties desire to make available all Institutional Class shares of the Funds to the Agreement; and

WHEREAS, the parties desire to update the list of Funds on Exhibit B to add all Institutional Class shares of the Funds.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. Exhibit B of the Agreement is hereby amended and restated, in its entirety, by replacing it with Exhibit B attached hereto and made a part hereof.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

NEUBERGER BERMAN MANAGEMENT INC.	NATIONWIDE FINANCIAL SERVICES, INC.

By:	By:
Name:	Name:
Title:	Title:

NEUBERGER BERMAN EQUITY FUNDS, solely with respect to the amendment of Exhibit B

By:
Name:
Title:

EXHIBIT B

Funds and Fees

All current and future funds available for sale through the distribution channel, including but not limited to any funds listed below.

Funds	Fees
NB Socially Responsive Fund Investor Class shares	[**] bps
NB Fasciano Fund Investor Class shares	[**]bps
NB High Income Bond Fund Investor Class shares	[**]bps[1]
NB Partners Fund Institutional Class shares	[**]bps
NB Regency Funds Institutional Class shares	[**]bps
All Other Funds Institutional Class shares	[**]bps
All Other Funds Investor Class shares	[**]bps
NB Manhattan Fund Trust Class shares	[**]bps[2]
NB Millennium Fund Trust Class shares	[**]bps[3]
NB Real Estate Fund Trust Class shares	[**]bps[4]
NB Regency Fund Trust Class shares	[**]bps[5]
NB Socially Responsive Fund Trust Class shares	[**]bps[6]
All Other Funds Trust Class shares	[**]bps

In consideration of the Services provided by Nationwide hereunder, including those set forth on Exhibit C hereof and Exhibit E hereof, NBMI shall pay or cause to be paid the fees set forth above to Nationwide.

Nationwide acknowledges that the fees are commensurate with those charged other fund companies for commensurate services. To the extent that payment of a portion of such fee by a Fund has been approved by the Trustees of the Fund, that portion of the fee may be paid by the Fund, in consideration of certain of the services set forth in Exhibit C hereof. To the extent that a Fund has approved a plan pursuant to Rule    12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), all or part of the fee with respect to that Fund may be payable from the proceeds of that plan. The parties agree that all payments for services made under the Agreement shall be in accordance with a statement provided by NBMI to Nationwide that shall be based on each Fund’s records with its transfer agent.

The Company shall send all payments and statements for Nationwide to the attention of Nationwide Investment Services Corp. P.O. Box 71-0853 Columbus, OH 43271-0853

[1]	The fee for Plan assets existing as of May 1, 2006 will be [**]bps.
[2]	Effective December 1, 2006 for assets in new Plans.
[3]	Effective December 1, 2006 for assets in new Plans.
[4]	Effective December 1, 2006 for assets in new Plans.
[5]	Effective December 1, 2006 for assets in new Plans.
[6]	Effective December 1, 2006 for assets in new Plans.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FOURTH AMENDMENT TO THE

ADMINISTRATIVE SERVICES AGREEMENT

This Fourth Amendment, dated as of October 1, 2009, between Nationwide Financial Services, Inc. on behalf of its subsidiaries listed on Exhibit A (collectively, “Nationwide”) and Neuberger Berman Management LLC (formerly known as, Neuberger Berman Management Inc.) (“Neuberger Berman”) is made to the Administrative Services Agreement, dated as of January 1, 2006, as amended, between the Nationwide and Neuberger Berman (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.	Neuberger Berman Management Inc. (NBMI) entered into the original Agreement dated January 1, 2006.

2.	Neuberger Berman Management LLC succeeded to the interest of Neuberger Berman Management Inc.

3.	The Parties agree to replace all references to Neuberger Berman Management Inc. (NBMI) in the Agreement and its Amendments with references to Neuberger Berman Management LLC (Neuberger Berman).

4.

Nationwide acknowledges that certain Funds may offer multiple classes of Shares and that certain classes are, or may become, closed to new investors. Specifically, only investors or Plans who established accounts in Investor Class Shares of a Fund prior to the offering of Class A Shares of such Fund and who have continuously maintained an account in such Fund may continue to purchase shares of such Investor Class Share Fund. Adviser shall provide written notice to Nationwide in advance of the closing of a class of shares.

5.	Exhibit A shall be deleted in its entirety and replaced with the Exhibit A attached hereto.

6.	Exhibit B shall be deleted in its entirety and replaced with the Exhibit B attached hereto.

7.	Exhibit E shall be deleted in its entirety effective December 31, 2008. All references to the Best of America Advisory Services Program® (ASP) will be terminated effective December 31, 2008.

8.	The Privacy and Confidentiality Information section shall be deleted in its entirety and replaced with the Privacy and Confidentiality Information language below:

PRIVACY AND CONFIDENTIALITY INFORMATION

For purposes of this Section, “Customer Information” means non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder. Each party agrees not to use, disclose or distribute to others any Customer Information except as necessary to perform the terms of this Agreement and each party agrees to comply with all applicable provisions of the Gramm-Leach-Bliley Act. Notwithstanding anything to the contrary contained herein, the parties acknowledge that Nationwide, and not NBMI, shall be responsible for compliance under this Section with respect to the beneficial owners of the Fund shares and that NBMI shall be responsible for such compliance only with respect to the record holders of the Fund shares; provided, however, that to the extent that NBMI receives participant or beneficial owner Customer Information from Nationwide, it shall treat such information as Customer Information subject to this Section. This provision shall survive the termination of this Agreement.

For purposes of this Section and the next, “Confidential Information” means any data or information regarding proprietary or confidential information concerning each of the parties. Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the receiving party (“Receiving Party”) or by no violation of this Agreement; (b) was lawfully received by the Receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the Receiving Party prior to receipt thereof directly or indirectly from the disclosing party (“Disclosing Party”); (d) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; (e) is subsequently and independently developed by employees, consultants or agents of the Receiving Party without reference to or use of the Confidential Information disclosed under this Agreement; or, (f) the annual fees payable to Nationwide under this Agreement as set forth in Exhibit C; provided, however, that Each party may only disclose to employee benefit plans and their advisors and other intermediaries: (i) that it has entered into the Agreement and (ii) the total annual fees payable by Neuberger Berman to Nationwide under the Agreement. Each party agrees that it shall only disclose such information when it has determined in good faith that such disclosure is appropriate under the circumstances and that such disclosure is made in furtherance of the business purposes of the parties as set forth in the Agreement.    Each of the parties warrants to the other that it shall not disclose to any person any Confidential Information which it may acquire in the performance of this Agreement; nor shall it use such Confidential Information for any purposes other than to fulfill its contractual obligations under this Agreement and it will maintain the other party’s Customer and Confidential Information with reasonable care, which shall not be less than the degree of care it would use for its own such information.

In the event Confidential Information includes Customer Information, the Customer Information clause controls.

9.	The following update is made to the Notice section of the Agreement:

Nationwide Financial Services

One Nationwide Plaza 2-02-18

Columbus, OH 43215

Attention: AVP, NIA Operations and Third Party Relations

10.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

REMAINDER OF THE PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties to the Agreement have caused this Amendment to be executed and delivered as of the date first above written.

NEUBERGER BERMAN MANAGEMENT LLC		NATIONWIDE FINANCIAL SERVICES, INC.

By:		By:
Name:	Robert Conti	Name:	Steven D. Pierce
Title:	President	Title:	AVP, NIA Operations and Third Party Relations

EXHIBIT A

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Other Subsidiaries

Nationwide Trust Company, FSB, a division of Nationwide Bank

Nationwide Investment Services Corporation

Nationwide Retirement Solutions, Inc., and subsidiaries and affiliates

Nationwide Life Insurance Company of America

Nationwide Life and Annuity Company of America

Nationwide Investment Advisors, LLC

Any other existing or future direct or indirect subsidiaries of Nationwide Financial Services, Inc. issuing Separate Accounts, offering Trust/Custodial Accounts, or performing duties or obligations hereunder on behalf of Nationwide provided that such subsidiary is duly formed, validly existing and has all necessary licenses.

EXHIBIT B

Funds and Fees

All current and future funds available for sale through the distribution channel, including but not limited to any funds listed below.

Funds	Fees
NB Socially Responsive Fund Investor Class shares	[**]bps
NB Genesis Fund Investor Class shares	[**]bps [1]
NB High Income Bond Fund Investor Class shares	[**]bps [2]
NB Partners Fund Institutional Class shares	[**]bps
NB Regency Funds Institutional Class shares	[**]bps
All Other Funds Institutional Class shares	[**]bps
All Other Funds Investor Class shares	[**]bps
NB Mid Cap Growth Fund Trust Class shares	[**]bps [3]
NB Small Cap Growth Fund Trust Class shares	[**]bps [4]
NB Real Estate Fund Trust Class shares	[**]bps [5]
NB Regency Fund Trust Class shares	[**]bps [6]
NB Socially Responsive Fund Trust Class shares	[**]bps [7]
All Other Funds Trust Class shares	[**]bps
All Funds Class A shares	[**]bps
All Funds Class R-3 shares	[**]bps

In consideration of the Services provided by Nationwide hereunder, including those set forth on Exhibit C hereof, Neuberger Berman shall pay or cause to be paid the fees set forth above to Nationwide.

Nationwide acknowledges that the fees are commensurate with those charged other fund companies for commensurate services. To the extent that payment of a portion of such fee by a Fund has been approved by the Trustees of the Fund, that portion of the fee may be paid by the Fund, in consideration of certain of the services set forth in Exhibit C hereof. To the extent that a Fund has approved a plan pursuant to Rule    12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), all or part of the fee with respect to that Fund may be payable from the proceeds of that plan. The parties agree that all payments for services made under the Agreement shall be in accordance with a statement provided by NEUBERGER BERMAN to Nationwide that shall be based on each Fund’s records with its transfer agent.

Neuberger Berman shall send all payments and statements for Nationwide to the attention of Nationwide Investment Services Corp. P.O. Box 71-0853 Columbus, OH 43271-0853.

[1]

[**]bps is payable for assets in Plans that invested after the reorganization of Fasciano into Genesis. [**]bps is payable to existing Pensions Plan with assets that were transferred from the Fasciano Fund Investor Class, including future assets invested in the fund by such existing Pension Plans.

[2]	The fee for Plan assets existing as of May 1, 2006 will be [**]bps.
[3]	Effective December 1, 2006 for assets in new Plans.
[4]	Effective December 1, 2006 for assets in new Plans.
[5]	Effective December 1, 2006 for assets in new Plans.
[6]	Effective December 1, 2006 for assets in new Plans.
[7]	Effective December 1, 2006 for assets in new Plans.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FIFTH AMENDMENT TO THE

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment, dated as of July 15, 2013, between Nationwide Financial Services, Inc. on behalf of its subsidiaries listed on Exhibit A (collectively, “Nationwide”) and Neuberger Berman Management LLC (“Neuberger Berman”) is made to the Administrative Services Agreement, dated January 1, 2006, as amended, between the Nationwide and Neuberger Berman (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties desire to amend the Agreement to make Class R6 shares of the Funds available for purchase by the Plans, to be effective as of the date that the Registration Statement on Form N1-A under the Securities Act of 1933, as amended, becomes effective (“Effective Registration Date”); and

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.	Class R6 shares of the Funds are available for purchase by the Plans, effective as of the Effective Registration Date.

2.	Exhibit B to the Agreement is hereby deleted in its entirety and replaced with new Exhibit B attached hereto, which lists the Funds and classes of shares that are available for purchase by the Plans.

3.

The Nationwide acknowledges and agrees that certain Funds may offer multiple classes of shares and that certain classes are, or may become, closed to new investors. Specifically, only Plans that have established accounts in Investor, Trust and/or Advisor Class shares of a Fund prior to the offering of Class A or R3 Shares of such Fund and who have continuously maintained an account in such Shares may purchase Investor, Trust and/or Advisor Class shares.

4.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

5.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

NATIONWIDE FINANCIAL MANAGEMENT LLC	NEUBERGER BERMAN SERVICES, INC

By:	By:	/s/ Robert Conti
Name:	Name:	Robert Conti
Title:	Title:	President

EXHIBIT B

Funds and Fees

All current and future funds available for sale through the distribution channel, including but not limited to any funds listed below.

Funds	Fees
NB Socially Responsive Fund Investor Class shares
NB Genesis Fund Investor Class shares	[**]
NB High Income Bond Fund Investor Class shares
NB Partners Fund Institutional Class shares
NB Regency Funds Institutional Class shares
All Other Funds Institutional Class shares[3]
All Other Funds Investor Class shares
NB Mid-Cap Growth Fund Trust Class shares
NB Small Cap Growth Fund Trust Class shares
NB Real Estate Fund Trust Class shares
NB Regency Fund Trust Class shares
NB Socially Responsive Fund Trust Class shares
All Other Funds Trust Class shares	[**]
All Funds Class A shares	[**]
All Funds Class R3 shares[3]	[**]
All Funds Class R6 shares[3]	[**]

In consideration of the Services provided by Nationwide hereunder, including those set forth on Exhibit C hereof and Exhibit E hereof, Neuberger Berman shall pay or cause to be paid the fees set forth above to Nationwide.

Nationwide acknowledges that the fees are commensurate with those charged other fund companies for commensurate services. To the extent that payment of a portion of such fee by a Fund has been approved by the Trustees of the Fund, that portion of the fee may be paid by the Fund, in consideration of certain of the services set forth in Exhibit C hereof. To the extent that a

[1]

[**] bps is payable for assets in Plans that invested after the reorganization of Fasciano into Genesis. [**] bps is payable only to existing Pensions Plan with asssets that were transferred from Fasciano Fund Investor Class, including future assets invested in the fund by such existing Pension Plans.

[2]	The fee for Plan assets existing as of May 1, 2006 will be [**] bps.
[3]	Only omnibus or, in the case of retirement-related investments, omnibus-by- plan, accounts are permitted in Class R3, Class R6 and Institutional Class.
[4]	Effective December 1, 2006 for assets in new private-sector Plans.

Fund has approved a plan pursuant to Rule 126-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), all or part of the fee with respect to that Fund may be payable from the proceeds of that plan. The parties agree that all payments for services made under the Agreement shall be in accordance with a statement provided by NEUBERGER BERMAN to Nationwide that shall be based on each Fund’s records with its transfer agent.

The Company shall send all payments and statements for Nationwide to the attention of Nationwide Investment Services Corp. P.O. Box 71-0853 Columbus, OH 43271-0853.